UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Chesapeake Lodging Trust

(Exact name of registrant as specified in its charter)

Maryland	27-0372343
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

710 Route 46 East, Suite 206 Fairfield, NJ	07004
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of Beneficial Interest, par value $0.01 per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-162184

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of Chesapeake Lodging Trust (the “Company”), included under the heading “Description of shares of beneficial interest” in the prospectus forming part of the Company’s Registration Statement on Form S-11 (File No. 333-162184), initially filed with the Securities and Exchange Commission (the “Commission”) on September 28, 2009, as amended (the “Registration Statement”), is incorporated herein by reference. The prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, shall be deemed to be incorporated herein by reference. In addition, information relating to the Company’s Common Shares under the heading “Certain provisions of Maryland law and of our declaration of trust and bylaws” in the Registration Statement shall be deemed incorporated herein by reference.

Item 2.	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 4, 2009	CHESAPEAKE LODGING TRUST

	By:	/S/ DOUGLAS W. VICARI
Douglas W. Vicari Executive Vice President, Chief Financial Officer, Treasurer and Secretary